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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Experts" and to the use of our report dated September 24, 1999 in the Registration Statement (Form S-1) and related prospectus of CacheFlow Inc. for the registration of shares of its common stock.

   Our audits also included the consolidated financial statement schedule of CacheFlow Inc. listed in Schedule II. The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referenced to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                          /s/ Ernst & Young LLP

Walnut Creek, California
September 24, 1999